EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Kipp A. Bedard	Daniel Francisco
	Investor Relations	Media Relations
	kbedard@micron.com	dfrancisco@micron.com
	(208) 368-4400	(208) 368-5584

Web site URL http://www.micron.com

MICRON TECHNOLOGY, INC., CHIEF FINANCIAL OFFICER ANNOUNCES  RETIREMENT

Boise, Idaho, July 2, 2007– Micron Technology, Inc., (NYSE: MU) today announced that Wilbur G. Stover, Jr. ,Vice President of Finance and Chief Financial Officer (CFO), has informed the company that he will retire after the completion of Micron’s current fiscal year.

Stover joined Micron in 1989 and has served as CFO since 1994, managing the company’s financial, administrative and information systems operations.

“Bill has been a great contributor to Micron’s growth and success for many years,” said Steve Appleton, Chairman and Chief Executive Officer. “We will miss his leadership and guidance.”

The company will begin an international search for Stover’s replacement.  Stover will continue to oversee financial matters until a transition is accomplished.

Micron Technology, Inc., is one of the world's leading providers of advanced semiconductor solutions. Through its worldwide operations, Micron manufactures and markets DRAMs, NAND flash memory, CMOS image sensors, other semiconductor components, and memory modules for use in leading-edge computing, consumer, networking and mobile products. Micron's common stock is traded on the New York Stock Exchange (NYSE) under the MU symbol. To learn more about Micron visit www.micron.com.